Exhibit 10.1

AMENDMENT No. 3 TO THE

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDMENT No. 3 (the “Amendment”), dated effective as of the 1st day of January 2016 to the AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of the 1st day of June 1998, among CERES MANAGED FUTURES LLC, a Delaware limited liability company (formerly, Demeter Management Corporation, the “General Partner), MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P. (formerly known as Dean Witter Spectrum Select L.P.), a Delaware limited partnership (the “Partnership”), and EMC CAPITAL ADVISORS, LLC, an Illinois Limited Liability Company (formerly known as EMC Capital Management, Inc), (the “Trading Advisor”), as amended by that certain Amendment No. 1 thereto as of the 1st day of November 2006 and as further amended by that certain Amendment No. 2 thereto as of the 9th day of May 2011 (as so amended, the “Management Agreement”). Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the General Partner, the Partnership and the Trading Advisor wish to amend the Management Agreement to decrease the Trading Advisor’s management fee compensation.

NOW, THEREFORE, the parties agree as follows:

1. Interpretation

Capitalized and other defined terms used in this Amendment and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Agreement. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

2. Amendment

(a) Section 6(a)(i) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“(i) A monthly management fee, without regard to the profitability of the Trading Advisor’s trading for the Partnership’s account, equal to 1/12 of 1.00% (a 1.00% annual rate of the “Net Assets” of the Partnership allocated to the Trading Advisor (as defined in Section 6(c)) as of the opening of business on the first day of each calendar month.”

(b) The foregoing amendment shall take effect as of the 1st day of January 2016.

3. Full Force and Effect

Except as otherwise provided in this Amendment, the Management Agreement remains unchanged and in full force and effect.

4. Counterparts; Valid Agreement

This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original amendment agreement, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered either in hard copy originals or in scanned copies which, in either case, shall constitute a valid amendment agreement.

5. Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment No. 3 has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By:		/s/ Patrick Egan
Patrick Egan
President and Director

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

By:		CERES MANAGED FUTURES LLC, its General Partner

	By:	/s/ Patrick Egan
Patrick Egan
President and Director

EMC CAPITAL MANAGEMENT, INC.

By:		/s/ John Krautsack
Name: John Krautsack
Title: President